[ EXHIBIT 16 ]


                           MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants


         Office Address:                                      Mailing Address:
 1495 Ridgeview Drive, Ste. 200     Phone: 775/332.4200        P.O. Box 6060
     Reno, Nevada 89509-6634         Fax: 775/332.4210       Reno, Nevada 89513




February 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: File # 000-28481

Dear Sirs/Madam:

We have read the statements made by Anglotajik Minerals, Inc., which we understand has been filed with the Commission, Pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K dated February 13, 2004. We agree with the statements concerning our firm in such Form 8-K.

Sincerely,


/s/ Mark Bailey & Co., Ltd.